SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2015

PLEASANT KIDS INC.

(Exact name of Company as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2600 West Olive Avenue, 5F, Burbank CA 91505
(Address of principal executive offices)
Phone: (855) 710-5437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

REVERSE STOCK SPLIT

On March 25, 2015, the Board of Directors of Pleasant Kids, Inc., a Florida corporation (the "Company") with the approval of its board of directors and a majority of its shareholders by written consent in lieu of a meeting, filed Articles of Amendment with the Secretary of State of Florida. As a result of the Articles of Amendment, the Company has (i) authorized and approved a reverse stock split of One for Five Hundred (1:500) of our total issued and outstanding shares of common stock (the "Stock Split"). The Stock Split decreased our total issued and outstanding shares of common stock from 7,321,458,233 to 14,642,917 shares of common stock. The common stock will continue to be $0.001 par value. The Stock Split shares are payable upon surrender of certificates to the Company's transfer agent. Fractional shares will be rounded upward. The Articles of Amendment specifies that the effective date of the Stock Split with the Florida Secretary of State will be permitted or determined, subject to approval by the Financial Industry Regulatory Authority (“FINRA”).

The Stock Split was approved by the Board of Directors of the Company in the best interests of the Company and based upon consideration of certain factors including, but not limited to: (i) current trading price of the Company's shares of common stock on the OTC Markets and potential to increase the marketability and liquidity of the Company's common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; and (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders' equity relating to admission for trading on other markets. On March 25, 2015, the shareholders of the Company holding a majority of the total issued and outstanding shares approved via written consent the Stock Split.

The Company is submitting an Issuer Company-Related Action Notification Form to FINRA regarding the Stock Split. FINRA’s approval of the Stock Split is currently pending.

The Company will file a subsequent Current Report on Form 8-K upon receipt of approval from FINRA announcing the effectiveness of the Stock Split. A copy of the Articles of Amendment is filed hereto as Exhibit 3.1, and is incorporated herein by reference.

ARTICLES OF AMENDMENT

On April 28, 2015, the Corporation filed with the Florida Secretary of State, Articles of Amendment to the Articles of Incorporation to reflect no change in its authorized capital structure pertaining to the Stock Split. Therefore, as of the date of this Current Report, the Corporation's authorized capital structure remains at 9,500,000,000 shares of common stock, par value of $0.001.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Pleasant Kids, Inc. as filed with the Florida Secretary of State on April 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pleasant Kids, Inc.

By:	/s/ Robert Rico
Robert Rico President & CEO

Date: May 4, 2015